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                                                                   Exhibit 20
                          TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of August 15, 1997  for the Collection Period
                        July 1, 1997  through  July 31, 1997

A.  ORIGINAL DEAL PARAMETER INPUTS
    ------------------------------
(A) Original Total Portfolio                                  $754,957,553.40
(B) Original Class A Certificate Balance                      $722,871,000.00
(C) Class A Certificate Rate                                            6.45%
(D) Original Class B Certificate Balance                       $20,761,000.00
(E) Class B Certificate Rate                                            6.60%
(F) Original Class C Certificate Balance                       $11,325,553.40
(G) Class C Certificate Rate                                            6.80%
(H) Servicing Fee Rate                                                  1.00%
(I) Original Weighted Average Coupon (WAC)                             10.43%
(J) Original Weighted Average Remaining Term (WAM)               43.14 months
(K) Number of Contracts                                                70,909
(L) Reserve Fund
   (i)    Reserve Fund Initial Deposit Percentage                       0.75%
   (ii)   Reserve Fund Initial Deposit                          $5,662,181.66
   (iii)  Specified Reserve Fund Balance Percent                        0.75%
   (iv)   Specified Reserve Fund Balance                        $5,662,181.66
   (v)    Reserve Fund Floor Percent                                    0.75%
   (vi)   Reserve Fund Floor Amount                             $5,662,181.66
   (vii)  Reserve Fund Floor Trigger Amount                    $35,389,738.75
   (viii) Loss and Delinquency Trigger Percent                          5.50%


B.  INPUTS FROM PREVIOUS MONTHLY SERVICER'S CERTIFICATE
    ---------------------------------------------------
(A) Total Portfolio Outstanding                               $672,084,073.33
(B) Total Portfolio Pool Factor                                     0.8902276
(C) Class A Certificate Balance                               $643,519,736.94
(D) Class A Principal Factor                                        0.8902276
(E) Class B Certificate Balance                                $18,482,015.83
(F) Class B Principal Factor                                        0.8902276
(G) Class C Certificate Balance                                $10,082,320.56
(H) Class C Principal Factor                                        0.8902276
(I) Reserve Fund Balance                                        $5,662,181.66
(J) Outstanding Precompute and Interest Advance                 $3,621,806.48
(K) Payahead Account Balance                                    $2,676,002.09
(L) Cumulative Net Losses for All Prior Periods                   $161,005.11
(M) Weighted Average Coupon of Remaining Portfolio (WAC)               10.42%
(N) Weighted Average Remaining Term of Remaining
     Portfolio (WAM)                                             40.73 months
(O) Number of Contracts                                                67,143

C.  INPUTS FROM THE MAINFRAME
    -------------------------
(A) Precomputed Contracts Principal
   (i)   Scheduled Principal Collections                        $6,931,319.01
   (ii)  Prepayments in Full                    957 contracts   $4,933,872.08
   (iii) Repurchased Principal                                          $0.00
   (iv)  Payments Behind/Ahead on Repurchased Receivables               $0.00
(B) Precomputed Contracts Total Collections                    $14,629,807.25

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(C) Simple Interest Contracts
   (i)   Collected Principal                                    $9,626,923.62
   (ii)  Prepayments in Full                    822 contracts   $6,473,882.11
   (iii) Collected Interest                                     $3,495,351.80
   (iv)  Repurchased Receivables Principal                              $0.00
   (v)   Repurchased Receivables Interest                               $0.00
(D) Payment Advance for Precomputes
   (i)   Reimbursement of Previous Advances                       $144,648.22
   (ii)  Current Advance Amount                                         $0.00
(E) Payment Advance for Simple Interest Contracts
   (i)   Reimbursement of Previous Advances                        $30,194.56
   (ii)  Current Advance Amount                                         $0.00
(F) Payahead Account for Precomputes
   (i)   Payments Applied                                               $0.00
   (ii)  Additional Payaheads                                      $97,082.16
(G) Weighted Average Coupon of Remaining Portfolio (WAC)               10.42%
(H) Weighted Average Remaining Maturity of Remaining
     Portfolio (WAM)                                             39.90 months
(I) Remaining Number of Contracts                                      65,303
(J) Delinquent Contracts
                                         Contracts             Amount
                                       -------------   ----------------------
   (i)   31-60 Days Delinquent           1,167  1.79%   $12,249,415.82   1.90%
   (ii)  61-90 Days Delinquent             144  0.22%    $1,641,454.42   0.26%
   (iii) Over 90 Days Delinquent            92  0.14%    $1,131,508.22   0.18%

D.  INPUTS DERIVED FROM OTHER SOURCES
    ---------------------------------
(A) Aggregate Net Losses for Collection Period                    $218,876.97
(B) Liquidated Contracts                                                   61
   (i)   Gross Principal Balance of Liquidated Receivables        $668,281.08
   (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                       $447,301.91
   (iii) Recoveries on Previously Liquidated Contracts              $2,102.20
(C) Number of Vehicles Repossessed During the Collection Period            94

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                           TOYOTA MOTOR CREDIT CORPORATION
     SERVICER'S CERTIFICATE -- Toyota Auto Receivables 1997-A Grantor Trust
         Distribution Date of August 15, 1997 for the Collection Period
                        July 1, 1997  through  July 31, 1997

I.  COLLECTIONS
    -----------
(A) Principal Payments Received                                $27,965,996.82
(B) Interest Payments Received                                  $6,259,967.96
(C) Net Precomputed Payahead Amount                               ($97,082.16)
(D) Aggregate Net Liquidation Proceeds Received                   $449,404.11
(E) Principal on Repurchased Contracts                                  $0.00
(F) Interest on Repurchased Contracts                                   $0.00
(G) Total Collections                                          $34,578,286.73
(H) Net Simple Interest Advance Amount                            ($30,194.56)
(I) Net Precomputed Advance Amount                               ($144,648.22)
(J) Total Available Amount                                     $34,403,443.95


II. DISTRIBUTIONS
    -------------
(A) Principal Payments Received                                $27,965,996.82
(B) Principal on Repurchased Contracts                                  $0.00
(C) Gross Principal Balance of Liquidated Receivables             $668,281.08
(D) Total Principal Reduction                                  $28,634,277.90

(E) Class A Amount Due
   (i)   Class A Monthly Interest                               $3,458,918.59
   (ii)  Class A Monthly Principal                             $27,417,288.57
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                      $30,876,207.16

(F) Class B Amount Due
   (i)   Class B Monthly Interest                                 $101,651.09
   (ii)  Class B Monthly Principal                                $787,430.02
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                         $889,081.11

(G) Class C Amount Due
   (i)   Class C Monthly Interest                                  $57,133.15
   (ii)  Class C Monthly Principal                                $429,559.31
   (iii) Interest Carryover Shortfall                                   $0.00
   (iv)  Principal Carryover Shortfall                                  $0.00
   (v)   Total Amount Due                                         $486,692.46

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(H) Actual Distributions
   (i)    Class A Servicing Fee (Supplemental Servicing
           Fee Received $143,507.85)                              $536,266.45
   (ii)   Class B Servicing Fee (Supplemental Servicing
           Fee Received $4,121.64)                                 $15,401.68
   (iii)  Class C Servicing Fee (Supplemental Servicing
           Fee Received $2,248.16)                                  $8,401.93
   (iv)   Class A Interest                                      $3,458,918.59
   (v)    Class A Principal                                    $27,417,288.57
   (vi)   Class A Interest Carryover Shortfall                          $0.00
   (vii)  Class A Principal Carryover Shortfall                         $0.00
   (viii) Class B Interest                                        $101,651.09
   (ix)   Class B Principal                                       $787,430.02
   (x)    Class B Interest Carryover Shortfall                          $0.00
   (xi)   Class B Principal Carryover Shortfall                         $0.00
   (xii)  Class C Interest                                         $57,133.15
   (xiii) Class C Principal                                       $429,559.31
   (xiv)  Class C Interest Carryover Shortfall                          $0.00
   (xv)   Class C Principal Carryover Shortfall                         $0.00
   (xvi)  Deposit to Reserve Fund                               $1,591,393.16
   (xvii) Total Amount Distributed                             $34,403,443.95

(I) Amount of Draw from Reserve Fund                                    $0.00
(J) Sum of Draw from Reserve Fund and Total Available Amount   $34,403,443.95
(K) End of Period Class A Interest Shortfall                            $0.00
(L) End of Period Class A Principal Shortfall                           $0.00
(M) End of Period Class B Interest Shortfall                            $0.00
(N) End of Period Class B Principal Shortfall                           $0.00
(O) End of Period Class C Interest Shortfall                            $0.00
(P) End of Period Class C Principal Shortfall                           $0.00


III. POOL BALANCES AND PORTFOLIO INFORMATION
     ---------------------------------------

(A) Balances and Principal Factors      Beginning of Period    End of Period
                                        -------------------    --------------
   (i)    Total Pool Balance                $672,084,073.33   $643,449,795.43
   (ii)   Total Pool Factor                      0.89022763        0.85229930
   (iii)  Class A Certificate Balance       $643,519,736.94    616,102,448.37
   (iv)   Class A Principal Factor               0.89022763        0.85229930
   (v)    Class B Certificate Balance        $18,482,015.83    $17,694,585.81
   (vi)   Class B Principal Factor               0.89022763        0.85229930
   (vii)  Class C Certificate Balance        $10,082,320.56     $9,652,761.25
   (viii) Class C Principal Factor               0.89022763        0.85229930

(B) Portfolio Information
   (i)   Weighted Average Coupon (WAC)               10.42%            10.42%
   (ii)  Weighted Average Remaining
          Maturity (WAM)                       40.73 months      39.90 months
   (iii) Remaining Number of Contracts               67,143            65,303

(C) Outstanding Precompute and Simple
     Interest Advance Amount                  $3,621,806.48     $3,446,963.70
(D) Outstanding Paid Ahead                    $2,676,002.09     $2,773,084.25

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IV. RECONCILIATION OF RESERVE FUND
    ------------------------------
(A) Beginning Reserve Fund Balance                              $5,662,181.66
(B) Draw for Class A Amount Due                                         $0.00
(C) Draw for Class B Amount Due                                         $0.00
(D) Draw for Class C Amount Due                                         $0.00
(E) Amount Available for Deposit to the Reserve Fund            $1,591,393.16
(F) Reserve Fund Balance Prior to Release                       $7,253,574.82
(G) Reserve Fund Required Amount                                $5,662,181.66
(H) Reserve Fund Release to Seller                              $1,591.393.16
(I) Ending Reserve Fund Balance                                 $5,662,181.66


V.  NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
    -----------------------------------------
(A) Aggregate Net Losses for Collection Period                    $218,876.97
(B) Liquidated Contracts
   (i)   Gross Principal Balance of Liquidated Receivables        $668,281.08
   (ii)  Net Liquidation Proceeds Received During the
          Collection Period                                       $447,301.91
   (iii) Recoveries on Previously Liquidated Contracts              $2,102.20
(C) Cumulative Net Losses for all Periods                         $379,882.08
   (i) Number of Contracts                                                116
(D) Delinquent and Repossessed Contracts

                                          Contracts             Amount
                                        -------------   ---------------------
   (i)   31-60 Days Delinquent          1,167   1.79%   $12,249,415.82  1.90%
   (ii)  61-90 Days Delinquent            144   0.22%    $1,641,454.42  0.26%
   (iii) Over 90 Days Delinquent           92   0.14%    $1,131,508.22  0.18%

   (iv)  Vehicles Repossessed During
          the Collection Period            94      *                 *      *
   (v)   Repossessed Vehicle Inventory    138      *                 *      *
                                                     * Included Above

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE
    ------------------------------------------
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
   (i)   Second Preceding Collection Period                             0.04%
   (ii)  Preceding Collection Period                                    0.23%
   (iii) Current Collection Period                                      0.40%
   (iv)  Three Month Average                                            0.22%
(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period
     (Includes Repossessions)
   (i)   Second Preceding Collection Period                             0.19%
   (ii)  Preceding Collection Period                                    0.30%
   (iii) Current Collection Period                                      0.36%
   (iv)  Three Month Average                                            0.28%

(C) Loss and Delinquency Trigger Indicator (1.25%)        Trigger Was Not Hit


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

/S/ SYLVIA SHULER
---------------------
    Sylvia Shuler
Controller-Operations